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                            ASSET PURCHASE AGREEMENT


                                  by and among


                            METHODE ELECTRONICS, INC.

                           METHODE MASSACHUSETTS, INC.

                                       and

                                SPIRE CORPORATION


                          Dated as of November 18, 1999






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(dms4459.v6)
                                TABLE OF CONTENTS
                                -----------------

Section                                                                   Page

1.       PURCHASE AND SALE OF ASSETS.........................................1
         1.1      Purchased Assets...........................................1
                  1.1.1     Fixed Assets.....................................1
                  1.1.2     Inventory........................................1
                  1.1.3     Contract and Other Rights........................1
                  1.1.4     Proprietary Rights...............................2
                  1.1.5     Other Assets.....................................2
         1.2      Excluded Assets............................................2
                  1.2.1     Cash/Investments.................................2
                  1.2.2     Receivables......................................2
                  1.2.3     Government Contracts.............................2
                  1.2.4     Certain Proprietary Rights.......................2
                  1.2.5     Other Excluded Assets............................2
         1.3      Documentation..............................................2
         1.4      Closing; Closing Date......................................2
         1.5      Effective Time.............................................3

2.       PURCHASE PRICE......................................................3
         2.1      Purchase Price.............................................3
         2.2      Purchase Price Adjustment..................................3

3.       ASSUMPTION OF LIABILITIES...........................................4
         3.1      Assumed Liabilities........................................4
                  3.1.1     Executory Contracts..............................4
                  3.1.2     Customer Deposits................................4
                  3.1.3     Accrued Vacation.................................4
         3.2      Liabilities Not Assumed....................................4
                  3.2.1     Violation of Representations, Etc................5
                  3.2.2     Undisclosed Liabilities..........................5
                  3.2.3     Contingent Liabilities...........................5
                  3.2.4     Taxes Due on Sale................................5
                  3.2.5     Other Taxes......................................5
                  3.2.6     Pension and Other Employee Plans.................5
                  3.2.7     Product Liability/Warranty Claims................5
                  3.2.8     Environmental Matters............................5
                  3.2.9     Infringements....................................5
                  3.2.10    Indebtedness; Intercompany Obligations...........5
                  3.2.11    Litigation.......................................6
                  3.2.12    Excluded Assets..................................6

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4.       REPRESENTATIONS AND WARRANTIES OF SELLER............................6
         4.1      Organization, Power and Qualification......................6
         4.2      Subsidiaries...............................................6
         4.3      Authorization..............................................6
         4.4      No Violation...............................................6
         4.5      Financial Statements.......................................7
         4.6      Liabilities and Obligations................................7
         4.7      Absence of Certain Changes.................................7
         4.8      Tax Returns and Reports....................................8
         4.9      Title to and Condition of Assets...........................8
         4.10     Real Estate and Leases.....................................9
         4.11     Contracts..................................................9
         4.12     Inventory..................................................9
         4.13     Litigation................................................10
         4.14     Insurance.................................................10
         4.15     Employment and Labor Matters..............................10
         4.16     Employee Benefits.........................................11
         4.17     Intellectual Property.....................................12
         4.18     Legal Compliance..........................................13
         4.19     Transactions with Affiliates..............................13
         4.20     Environmental Matters.....................................13
         4.21     Product Liability/Warranties..............................14
         4.22     Principal Customers and Suppliers.........................15
         4.23     Exchange Act Reports......................................15
         4.24     Proxy Statement...........................................15
         4.25     Disclosure................................................15

5.       REPRESENTATIONS AND WARRANTIES OF MEI AND BUYER....................16
         5.1      Organization..............................................16
         5.2      Authorization.............................................16
         5.3      No Violation..............................................16

6.       COVENANTS OF SELLER................................................16
         6.1      Conduct of Business Prior to Closing......................16
         6.2      Investigation.............................................17
         6.3      Stockholders Meeting......................................17
         6.4      Proxy Statement...........................................17
         6.5      Regulatory Authorizations; Notices and Consents...........18
         6.6      Notice of Developments....................................18
         6.7.     Schedules.................................................18
         6.8      No Solicitation or Negotiation............................19
         6.9      Closing Conditions........................................19

7.       CONDITIONS TO CLOSING..............................................19
         7.1      Conditions to MEI's and Buyer's Obligations...............19

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                  7.1.1     Representations and Warranties..................19
                  7.1.2     Certificate.....................................19
                  7.1.3     Opinion.........................................20
                  7.1.4     Consents and Approvals..........................20
                  7.1.5     No Material Adverse Change......................20
                  7.1.6     Lien Releases...................................20
                  7.1.7     No Proceeding...................................20
                  7.1.8     Stockholder Approval............................20
                  7.1.9     Government Contracts............................20
                  7.1.10    Sub-Lease Agreement.............................20
                  7.1.11    Employee Transfer Agreement.....................20
                  7.1.12    Non-Competition Agreement.......................20
                  7.1.13    Services Agreement..............................20
                  7.1.14    Closing Documents...............................20
         7.2      Conditions to Seller's Obligations........................21
                  7.2.1     Representations and Warranties..................21
                  7.2.2     Certificate.....................................21
                  7.2.3     Opinion.........................................21
                  7.2.4     Approvals.......................................21
                  7.2.5     No Proceeding...................................21
                  7.2.6     Stockholder Approval............................22
                  7.2.7     Employee Transfer Agreement.....................22
                  7.2.8     Consents and Approvals..........................22
                  7.2.9     Closing Documents...............................22

8.       TERMINATION........................................................22
         8.1      Termination...............................................22
         8.2      Effect of Termination.....................................23
         8.3      Fees and Expenses; Damages................................23

9.       INDEMNIFICATION....................................................24
         9.1      Indemnification of MEI and Buyer..........................24
         9.2      Indemnification of Seller.................................25
         9.3      Method of Asserting Claims................................25
         9.4      Nature and Survival of Representations....................26
         9.5      Limitation on Aggregate Claims............................26

10.      OTHER AGREEMENTS...................................................26
         10.1     Noncompetition............................................26

11.      GENERAL PROVISIONS.................................................27
         11.1     Entire Agreement..........................................27
         11.2     Waiver....................................................27
         11.3     Amendments................................................28
         11.4     Expenses..................................................28

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         11.5     Notices...................................................28
         11.6     Assignment................................................28
         11.7     Commissions and Finder's Fees.............................29
         11.8     Severability..............................................29
         11.9     Counterparts..............................................29
         11.10    Headings..................................................29
         11.11    Instruments of Further Assurance..........................29
         11.12    Publicity.................................................29
         11.13    No Third Party Beneficiaries..............................29
         11.14    Waiver of Trial by Jury...................................29
         11.15    Cumulative Remedies.......................................29
         11.16    Governing Law.............................................29

APPENDIX OF DEFINITIONS.....................................................31




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                                    EXHIBITS
                                    --------

Exhibit A                   Form of Escrow Agreement

Exhibit B                   Opinion of Counsel to Seller

Exhibit C                   Form of Sub-Lease Agreement

Exhibit D                   Form(s) of Sub-Contracts for Government Contracts

Exhibit E                   Form of Employee Transfer Agreement

Exhibit F                   Form of Non-Competition Agreement

Exhibit G                   Form of Services Agreement

Exhibit H                   Opinion of Counsel to MEI and Buyer

                                    SCHEDULES
                                    ---------

Schedule 1.1.1              Fixed Assets
Schedule 1.2                Excluded Assets
Schedule 3.1.1              Assumed Contracts
Schedule 3.1.2              Customer Deposits
Schedule 4.1                Foreign Qualifications
Schedule 4.2                Subsidiaries
Schedule 4.4                No Violation; Consents
Schedule 4.5                Financial Statements
Schedule 4.6                Liabilities and Obligations
Schedule 4.7                Absence of Certain Changes
Schedule 4.8                Tax Returns and Reports
Schedule 4.9                Title to and Condition of Assets
Schedule 4.10               Real Estate and Leases
Schedule 4.11               Contracts
Schedule 4.12               Inventory
Schedule 4.13               Litigation
Schedule 4.14               Insurance
Schedule 4.15               Employee Matters
Schedule 4.16               Employee Benefits
Schedule 4.17               Intellectual Property
Schedule 4.18               Legal Compliance
Schedule 4.19               Transactions with Affiliates
Schedule 4.20               Environmental Matters
Schedule 4.21               Product Liability/Warranties
Schedule 4.22               Principal Customers and Suppliers

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                            ASSET PURCHASE AGREEMENT
                            ------------------------

                  This ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of November 18, 1999, by and among Methode Electronics, Inc., a Delaware corporation ("MEI"); Methode Massachusetts, Inc., a Delaware corporation and wholly-owned subsidiary of MEI ("Buyer"); and Spire Corporation, a Massachusetts corporation ("Seller").

                  Capitalized terms used but not defined herein shall have the respective meanings set forth in the Appendix of Definitions attached hereto and made a part hereof.

                                R E C I T A L S:
                                ----------------

                  WHEREAS, Seller's optoelectronics business conducts, both under contract and on a commercial merchant basis, research, development and production of compound semi-conductor wafers and devices processed from semi-conductor wafers (the "Optoelectronics Business"); and

                  WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase and assume from Seller, substantially all of the assets and certain of the liabilities, used in the conduct of the Optoelectronics Business, upon the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows.

       1. PURCHASE AND SALE OF ASSETS.

          1.1 Purchased Assets. On the terms and subject to the conditions contained herein, Seller agrees to sell, assign transfer, convey and deliver to Buyer and Buyer agrees to purchase from Seller at the Closing and on the Closing Date (as each such term is defined in Section 1.4 hereof), free and clear of all liens, claims and encumbrances (except as otherwise disclosed in and permitted by this Agreement), all of the assets and properties of every kind and description and wherever located, owned or used by Seller, in whole or in part, in the conduct of the Optoelectronics Business, except for those assets and properties specifically excluded by Section 1.2 hereof (the "Purchased Assets"). The Purchased Assets shall include, but not be limited to, the following:

              1.1.1 Fixed Assets. All machinery and equipment (including spare parts), computer hardware and software, capital works in process, tools, dies, formers, lasts, patterns, molds, vehicles, furniture and fixtures and similar tangible personal property employed by Seller in the conduct of the Optoelectronics Business, as the same may exist at the Closing, and including but not limited to those described in Schedule 1.1.1 hereto.

              1.1.2 Inventory. All inventories, consisting of raw materials, work-in-

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process and finished goods and supplies, employed and useable by Seller in the conduct of the Optoelectronics Business, as the same may exist at the Closing (all of such properties being hereinafter sometimes referred to as the "Inventory").

              1.1.3 Contract and Other Rights. All Seller's rights and interests in, to and under all contracts between it and any other party or parties and under contracts which have been acquired by it by assignment or in any other manner, including all contracts listed on Schedule 3.1.1 hereof, and all other claims, rights and causes of action of Seller against third parties which relate to the Optoelectronics Business.

              1.1.4 Proprietary Rights. All (i) patents and patent applications,
(ii) registered and unregistered trademarks, trade names and service marks, including, without limitation, the goodwill associated therewith, (iii) registered and unregistered copyrights, (iv) technology, trade secrets and know-how, (v) software, (vi) customer lists, and (vii) other confidential and proprietary information and rights; in each case, employed or utilized in the conduct of the Optoelectronics Business, including but not limited to, those rights described in Schedule 4.17 hereto.

              1.1.5 Other Assets. All other assets of Seller employed or used in the conduct of the Optoelectronics Business, including, without limitation, all books, records and files (including all personnel files), rights under executory contracts to be assumed by Buyer hereunder, deposits under all leases assumed by Buyer and any prepaid expenses to the extent properly assignable to Buyer and permits and licenses to the extent transferable under law.

          1.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, the following assets shall not be sold to Buyer and shall be retained by Seller (the "Excluded Assets"):

              1.2.1 Cash/Investments. All petty cash, cash on deposit, and funds in payroll accounts, and all certificates of deposit, bonds, stock and other securities and investments of Seller.

              1.2.2 Receivables. All of Seller's trade receivables, note receivables and other accounts receivable, as the same may exist at the Closing.

              1.2.3 Government Contracts. All rights under the government contracts and agreements listed on Schedule 1.2 hereof.

              1.2.4 Certain Proprietary Rights. All trademark, trade name and other intellectual property rights in the "Spire" name.

              1.2.5 Other Excluded Assets. All rights in the assets and properties described on Schedule 1.2 hereof.

          1.3 Documentation. In order to effectuate the sale, conveyance, transfer and

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assignment contemplated by Section 1.1 hereof, Seller shall execute and deliver on the Closing Date all such bills of sale and other documents or instruments of conveyance, transfer or assignment as shall be necessary or appropriate to vest or confirm in Buyer, all right, title and interest of Seller in and to all of the Purchased Assets, all of which documents shall be in form and substance satisfactory to counsel for MEI and Buyer, acting reasonably.

          1.4 Closing; Closing Date. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Lord, Bissell & Brook, 115 South LaSalle Street, Chicago, Illinois 60603, at 10:00 a.m., on December 16, 1999 or at such other time, date or place as may be mutually agreed upon by MEI and Seller (the "Closing Date").

          At the Closing, (i) Seller shall sell, assign, transfer, convey and deliver to Buyer the Purchased Assets, (ii) Buyer shall assume the Assumed Liabilities (as defined in Section 3 hereof), (iii) Seller will deliver to MEI and Buyer the various agreements, certificates, opinions and documents referred to in Section 7.1 below, (iv) MEI and Buyer will deliver to Seller the various agreements, certificates, opinions and documents referred to in Section 7.2 below, and (v) Buyer will pay to Seller the Purchase Price in accordance with
Section 2.1 hereof.

          1.5 Effective Time. Title to the Purchased Assets shall be deemed to have been transferred to Buyer at 11:59 p.m. (E.S.T) on the Closing Date.

       2. PURCHASE PRICE.

          2.1 Purchase Price.

          (a) Subject to adjustment as provided in Section 2.2 hereof, Buyer shall pay to Seller as the purchase price (the "Purchase Price") for the covenant not to compete described in Section 10.1 hereof, and for the Purchased
Assets: (i) the assumption, payment, performance and discharge, when and as due, of the Assumed Liabilities (as such term is defined in Section 3 hereof); and
(ii) the sum of $12,950,000, less the amount of customer deposits by Fuji Xerox Co. assumed by Buyer pursuant to Section 3.1.2(a) hereof, payable in cash at the Closing by wire transfer to the account designated by Seller or otherwise as the parties may agree.

          (b) On or before forty five days after the Closing Date the parties shall agree upon a purchase price allocation for the Purchased Assets and the covenant not to compete contained in Section 10.1 hereof. Seller agrees that unless the purchase price allocation suggested by Buyer will have a material adverse effect on Seller, Seller will agree to Buyer's suggested purchase price allocation. If the parties cannot agree on the purchase price allocation, the parties will use the dispute resolution mechanism set forth in Section 2.2(c) to resolve their disagreement.

          (c) At the Closing, Seller shall deposit $750,000 of the Purchase Price payable by Buyer to Seller pursuant to Section 2.1(a) hereof into an escrow account with a financial institution selected by MEI and reasonably acceptable to Seller (the "Escrow Agent")

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until June 30, 2001 for the purpose of securing Seller's payment of any indemnification claims by MEI and Buyer under Article 9 of this Agreement or any other payments due from Seller to MEI or Buyer hereunder. Such funds shall be held by the Escrow Agent in accordance with the terms of an Escrow Agreement to be executed and delivered by MEI, Buyer, Seller and the Escrow Agent at the Closing, in the form attached hereto as Exhibit A.

          2.2 Purchase Price Adjustment. The Purchase Price shall be subject to adjustment following the Closing Date in the manner described below:

          (a) As soon as reasonably practicable and in any event no later than forty-five (45) days after the Closing Date, Buyer will prepare and submit to Seller a statement of the aggregate book value of the Purchased Assets based on Seller's books and records as of the close of business on the Closing Date prepared in accordance with GAAP, consistent with Seller's past practices (the "Initial Closing Statement").

          (b) Upon receipt of the Initial Closing Statement, Seller and its accountants shall be permitted during the succeeding thirty (30) day period to examine the accounting records and work papers prepared by Buyer or its accountants in connection with the preparation of the Initial Closing Statement. If Seller agrees to the Initial Closing Statement, it shall become the final closing statement (the "Final Closing Statement"). If Seller does not agree to the Initial Closing Statement, it shall within thirty (30) days after delivery of the Initial Closing Statement by Buyer, prepare and deliver to Buyer a list of disputed adjustments (the "Disputed Adjustments") to the Initial Closing Statement. Buyer and Seller shall use their best efforts to resolve the Disputed Adjustments. If Buyer and Seller are able to reach an agreement on the Disputed Adjustments, the Initial Closing Statement shall be amended to reflect such agreement and shall become the Final Closing Statement.

          (c) If Buyer and Seller are unable to reach an agreement on the Disputed Adjustments within thirty (30) days after receipt by Buyer of the Disputed Adjustments, then the Disputed Adjustments shall be resolved by a nationally-recognized firm of certified public accountants mutually acceptable to Buyer and Seller (the "Accounting Referee". The parties shall use their Reasonable Efforts to cause the Accounting Referee to promptly review the Disputed Adjustments and determine the final value of each of the Disputed Adjustments. In making such determination, the Accounting Referee shall consider only the items or amounts in dispute (and any other items or amounts relating thereto), and the determination of each Disputed Adjustment's value, as so computed, shall not, in any event, be less than zero or greater than the amount of the Disputed Adjustments. Such determination shall be made within thirty (30) days after the date on which the Accounting Referee receives notice of the Disputed Adjustments. The Initial Closing Statement shall then be amended to reflect the determination of the final value of each of the Disputed Adjustments and shall become the Final Closing Statement. The fees, costs and expenses of the Accounting Referee in conducting such review shall be shared equally by MEI and Seller. The Final Closing Statement shall be deemed to be and shall be conclusive and binding on the parties to this Agreement for purposes of determining any adjustment of the Purchase Price pursuant to this Section 2.2.

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          (d) Within five (5) business days after the determination of the Final
Closing Statement, Seller shall promptly pay to Buyer the amount, if any, by which the aggregate book value of the Purchased Assets reflected on the Final Closing Statement is less than $1,785,000, together with interest on such amount from the Closing Date to the date such payment is made at the rate of nine percent (9.0%) per annum.

       3. ASSUMPTION OF LIABILITIES.

          3.1 Assumed Liabilities. On the terms and subject to the conditions contained herein, on the Closing Date, Buyer shall assume and agree to perform and discharge when and as due the following liabilities and obligations, as the same may exist at or accrue following the Closing Date, and no others (the "Assumed Liabilities"):

              3.1.1 Executory Contracts. Commercial obligations which exist at or accrue following the Closing Date under (i) the Contracts described in
Schedule 3.1.1 hereof; and (ii) executory contracts entered into in the ordinary course of the Optoelectronics Business between the date hereof and the Closing, in accordance with Section 6.1 hereof.

              3.1.2 Customer Deposits. Customer advances received by Seller (a) from Fuji Xerox Co., up to a maximum of $88,000, and (b) from other customers in the ordinary course of the Optoelectronics Business and disclosed on Schedule
3.1.2 hereof under the executory contracts assumed by Buyer in accordance with
Section 3.1.1 above, up to a maximum of $12,000.

              3.1.3 Accrued Vacation. Up to two (2) weeks of accrued vacation as of the Closing Date for each Transferred Employee.

          3.2 Liabilities Not Assumed. Except as specifically provided in
Section 3.1 hereof, neither MEI nor Buyer shall assume, or in any way become liable for, any liabilities or obligations of Seller or the Optoelectronics Business of any kind or nature, whether accrued, absolute, contingent or otherwise, or whether due or to become due, or otherwise, whether known or unknown, arising out of events, transactions or facts which shall have occurred, arisen or existed on or prior to the Closing Date, which liabilities and obligations, if ever in existence, shall continue to be liabilities and obligations of the Seller. Specifically, but without limiting the foregoing, Buyer shall not assume or be liable for the following debts, liabilities and obligations (the "Excluded Liabilities"):

              3.2.1 Violation of Representations, Etc. Debts, obligations or liabilities which arise or exist in violation of any of the representations, warranties, covenants or agreements of Seller contained in this Agreement or in any statement or certificate delivered to MEI or Buyer by or on behalf of Seller on or before the Closing Date pursuant to this Agreement or in connection with the transactions contemplated hereby.

              3.2.2 Undisclosed Liabilities. Debts, obligations or liabilities of any kind or nature, whether absolute, accrued, contingent or otherwise, required by this Agreement to be disclosed to Buyer, if not so disclosed in writing and specifically assumed in writing by Buyer.

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              3.2.3 Contingent Liabilities. Contingent liabilities of Seller of any kind arising or existing on or prior to the Closing Date, including, but not limited to, claims, proceedings or causes of action which are currently or hereafter become, the subject of claims, assertions, litigation or arbitration.

              3.2.4 Taxes Due on Sale. Debts, obligations or liabilities for federal, state, county, local, foreign or other income, sales, use or transfer taxes or assessments (including interest and penalties thereon, if any) of any kind whatsoever arising from, based upon or related to the sale, transfer or delivery of the Purchased Assets pursuant to this Agreement.

              3.2.5 Other Taxes. Debts, obligations or liabilities of Seller, whether absolute, accrued, contingent or otherwise, for (i) Federal and state income taxes; (ii) all taxes relating to any real property, (iii) all franchise taxes of Seller, (including interest and penalties thereon, if any); and (iv) any other Taxes of Seller.

              3.2.6 Pension and Other Employee Plans. Except as provided in
Section 3.1.3 above, debts, obligations or liabilities under any pension, profit sharing, savings, retirement, health, medical, life, disability, dental, deferred compensation, stock option, bonus, incentive, severance pay, group insurance, vacation or other similar employee plans or arrangements, or under any policies, handbooks, or custom or practice, or any employment agreements, whether express or implied, applicable to any of Seller's employees at any time through and including the Closing Date.

              3.2.7 Product Liability/Warranty Claims. Debts, expenses, obligations or liabilities of Seller arising out of any warranty claims, product recall, product liability or strict liability, arising from the shipment of goods occurring on or prior to the Closing Date (whether or not such claim is then asserted).

              3.2.8 Environmental Matters. Any debts, expenses, obligations or liabilities arising out of claims alleging damage to the environment or similar claims with respect to the conduct of the business of Seller or the Optoelectronics Business or the ownership or operation by Seller of real property on or before the Closing Date.

              3.2.9 Infringements. Any liability or obligation of Seller arising out of any wrongful or unlawful violation or infringement of any proprietary right of any person or entity occurring on or prior to the Closing Date.

              3.2.10 Indebtedness; Intercompany Obligations. Any liabilities or obligations in respect of the borrowing of money or issuance of any note, bond, indenture, loan, credit agreement or other evidence of indebtedness or direct or indirect guaranty or assumption of indebtedness, liabilities or obligations of others, whether or not disclosed in this Agreement or otherwise of Seller, including, without limitation, any intercompany obligations or liabilities.

              3.2.11 Litigation. Debts, expenses, obligations or liabilities of

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Seller arising out of any claim, action, suit or proceeding pending as of the
Closing Date or arising out of or relating to matters or events occurring on or prior to the Closing Date (whether or not such claim is then asserted), including, without limitation, any claims for personal injury (including worker's compensation or otherwise) or property damage.

              3.2.12 Excluded Assets. Any liabilities or obligations arising out of or relating to the Excluded Assets.

       4. REPRESENTATIONS AND WARRANTIES OF SELLER.

          As an inducement to MEI and Buyer to enter into this Agreement, Seller represents and warrants to MEI and Buyer as follows:

          4.1 Organization, Power and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as now conducted. Seller is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of its activities or the ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and such jurisdictions are listed on Schedule 4.1. True and complete copies of the certificate of incorporation, as amended to date, and the by-laws, as amended to date, of Seller have been furnished to Buyer.

          4.2 Subsidiaries. Except as disclosed on Schedule 4.2 hereto, Seller has no Subsidiaries and does not own, directly or indirectly, any stocks, bonds or securities or any equity or other proprietary interest in any corporation, partnership, joint venture, business enterprise or other entity of any nature whatsoever.

          4.3 Authorization. Seller has all necessary power and authority (corporate or otherwise) to make, execute and deliver this Agreement and all other agreements and documents to be executed and delivered by it pursuant hereto, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other agreements and documents to be executed and delivered herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly approved and authorized by all necessary corporate actions on behalf of Seller. This Agreement constitutes, and all other agreements and documents to be executed and delivered by Seller will constitute, the valid and binding agreements of Seller, enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to general equitable principles and to bankruptcy, insolvency and similar laws effecting creditors' rights generally).

          4.4 No Violation. Except as disclosed on Schedule 4.4 hereto, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting the Purchased Assets pursuant to, or result in the creation or imposition of any security interest, lien, or other encumbrance upon any of the

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

Purchased Assets under: (a) any term or provision of the certificate of incorporation or by-laws (or other organic document) of Seller; (b) any judgment, decree, order, regulation or rule of any Governmental Authority; (c) any Law; (d) any contract, agreement, indenture, lease or other commitment to which Seller is a party or by which Seller is bound; or (e) cause any material change in the rights or obligations of any party under any such contract, agreement, indenture, lease, or other commitment.

          Except as set forth on Schedule 4.4 hereto, no consent of, or notice to, any federal, state, local or foreign authority, or any private person or entity, is required to be obtained or given by Seller in connection with the execution, delivery or performance of this Agreement or any other agreement or document to be executed, delivered or performed hereunder by Seller, or to enable Buyer to continue to conduct the Optoelectronics Business after the Closing in the manner in which it is currently conducted.

          4.5 Financial Statements. Schedule 4.5 hereto contains true and correct copies of the following financial statements: (i) the unaudited balance sheet of the Optoelectronics Business, together with the related statements of operations at and for each of the three (3) consecutive fiscal years ended December 31, 1998; and (ii) the unaudited balance sheet of the Optoelectronics Business, together with the related statements of operations at and for the six
(6) month period ended June 30, 1999. Prior to the Closing Date, Seller will provide MEI and Buyer with true and correct copies of the unaudited balance sheet of the Optoelectronics Business, together with the related statements of operations at and for the nine (9) month period ended September 30, 1999. The financial statements described in subclauses (i) and (ii) above, together with the financial statements to be provided by Seller to MEI and Buyer pursuant to the preceding sentence are collectively referred to as the "Financial Statements".

          The Financial Statements (i) were, or will be, prepared in accordance with the books of account and other financial records of Seller, (ii) present, or will present, fairly the financial condition and results of operation of the Optoelectronics Business as of the dates and for the periods covered thereby,
(iii) have been, or will be, prepared in accordance with GAAP applied on a consistent basis with the Seller's past practices, and (iv) include, or will included, all adjustments (consisting only of normally recurring accruals) that are necessary for a fair presentation of the financial condition of the Optoelectronics Business and the results of operation of the Optoelectronics Business as of the dates thereof and for the periods covered thereby.

          4.6 Liabilities and Obligations. Seller does not have any liabilities or obligations (direct or indirect, contingent or absolute, matured or unmatured) of any nature whatsoever, attributable to the Optoelectronics Business, which are not reflected, reserved against or given effect to in the most recent balance sheet included in the Financial Statements except: (a) liabilities and obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the Financial Statements, which are of the same nature as those set forth in such balance sheet, or (b) liabilities and obligations which are specifically disclosed in Schedule 4.6.

          4.7 Absence of Certain Changes. Except as disclosed in Schedule 4.7, since December 31, 1998, the Optoelectronics Business has been conducted in the ordinary course and consistent with past practice. Without limiting the foregoing, except as disclosed in Schedule 4.7, since December 31, 1998, there has not been: (a) any material damage, destruction or loss (whether or not covered by insurance) of the assets or properties of the Optoelectronics Business; (b) any material change in the customary methods of operations of the Optoelectronics Business, including, without limitation, practices and policies relating to manufacturing, purchasing, inventories, marketing, selling and pricing, (c) any increase in the compensation, commissions or perquisites payable or to become payable by Seller to any employee of the Optoelectronics Business or any payment of any bonus, profit sharing or other extraordinary compensation to any such employees (other than any such increase or payment that was paid or that becomes payable in the ordinary course of business consistent with past practices); (d) any change in the accounting methods or practices followed by Seller with respect to the Optoelectronics Business or any change in depreciation or amortization policies or rates theretofore adopted, other than changes required by GAAP; (e) any write-up or write-down of the value of any inventories or revaluation of any assets of the Optoelectronics Business, other than in the ordinary course of business consistent with past practices and in accordance with GAAP; or (f) any sale, lease, abandonment or other disposition by Seller of any machinery, equipment or other operating properties, or any intangible assets utilized in the Optoelectronics Business, other than in the ordinary course of business.

          4.8 Tax Returns and Reports. All returns and reports relating to Taxes (the "Tax Returns") required to be filed by Seller through the date hereof have been, and as to Tax Returns required to be filed through the Closing Date will be, timely filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are or will be true and correct and prepared in accordance with applicable Law and properly reflect, or will properly reflect, the Taxes of Seller for the periods covered thereby.

          Except as set forth on Schedule 4.8, all Taxes due and payable by Seller with respect to all periods prior to and through the date hereof have been, and through the Closing Date will be, duly and properly computed, reported, fully paid and discharged and there are no unpaid Taxes with respect to any period prior to and through the date hereof, and there will not be any unpaid Taxes with respect to any period through the Closing Date, which are or could become a lien on the properties and assets of Seller or the Purchased Assets, except for current Taxes not yet due and payable. All unpaid Taxes, whether or not disputed, for all periods ending prior to and through the date hereof have been, and through the Closing Date will be, properly accrued on the books and financial records of Seller in accordance with GAAP and in amounts sufficient for the payment of all unpaid Taxes required to be paid by Seller with respect to such periods.

          Seller has not received any notice of assessment or proposed assessment by the Internal Revenue Service ("IRS") or any other governmental authority in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against Seller or its properties, except as disclosed in Schedule 4.8. To Seller's Knowledge, there has been no intentional disregard of any statute, regulation, rule or revenue ruling in the preparation of any Tax Return applicable to Seller. Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          Except as disclosed in Schedule 4.8, there are no Tax liens on any of the properties or assets of Seller except for liens for current taxes not yet due and payable and there is no basis for any additional assessment of any Taxes with respect to Seller. Seller has not waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect.

          Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or due and owing to any employee, creditor, independent contractor, or other third party and has properly reflected the status of all employees and independent contractors in connection therewith as required by all applicable laws.

          Seller has never been a member of an affiliated group within the meaning of Section 1504 of the Code (or any similar group defined under a similar provision of any state, local or foreign law (an "Affiliated Group") filing a consolidated federal income Tax Return (other than an Affiliated Group of which Seller is the includible common parent) and has never incurred any liability for the Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of any state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          4.9 Title to and Condition of Assets. Except as disclosed on Schedule
4.9 hereto, Seller is the owner of, and has good and marketable title to, all of the Purchased Assets, including those assets and properties reflected in the most recent balance sheet included in the Financial Statements (other than those properties and assets disposed of by Seller since the date of the most recent balance sheet included in the Financial Statements, in the ordinary course of business and for fair value) in the amounts and categories reflected therein, and to all assets and properties acquired by Seller for the Optoelectronics Business after the date thereof, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances or other third party interests of any nature whatsoever, except for: (a) the lien of current taxes not yet due and payable, and (b) other title exceptions disclosed and described in Schedule 4.9 hereto. Except as disclosed in Schedule 4.9, the assets and properties of Seller that are utilized in the operation of the Optoelectronics Business (including all buildings) are in reasonably good operating condition and repair, ordinary wear and tear excepted, are usable in the ordinary course of business and, except as disclosed in Schedule 4.9, conform in all material respects to all applicable Laws relating to their construction, use and operation.

          Except as set forth in Schedule 4.9, (i) the Purchased Assets include all assets, properties and rights necessary to conduct the Optoelectronics Business in the manner conducted since January 1, 1999, and (ii) Seller has not retained or failed to deliver any asset or right of any kind or nature, which is owned by Seller or to which it has rights, which is necessary to, or designed for or used in the conduct of the business of the Optoelectronics Business.

          4.10 Real Estate and Leases. There is disclosed in Schedule 4.10 a description of all real estate (including buildings and improvements) owned or leased by Seller for the operation of the Optoelectronics Business according to the character of the property and the location thereof; and a brief description (including in each case the annual rental payable, the expiration date, a brief description of the property covered and the name of the lessor) of every lease or agreement (written or oral) under which Seller is lessee of, or holds or operates, any such real property. Each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto. Except as disclosed on Schedule 4.10 hereto, neither Seller nor, to Seller's Knowledge, any other party thereto is in default in any material respect under any such lease or agreement nor has any event occurred which with the passage of time or giving of notice or both would constitute such a default. Except as disclosed on Schedule 4.10, the real property and the buildings thereon owned or utilized by Seller in the operation of the Optoelectronics Business do not violate any building, zoning or other Laws, or any agreements, applicable thereto, and no notice of any such violation or claimed violation has been received by Seller.

          4.11 Contracts. Except as set forth in Schedule 4.11, Seller is not a party to, or bound by, any oral or written contracts, agreements, commitments or understandings ("Contracts") with respect to the Optoelectronics Business: (a) for the employment of any employee; (b) for leasing personal property (including, without limitation, leases for office or computer equipment, furniture, fixtures, and vehicles); (c) for the purchase or sale of products or services (including, without limitation, customer purchase orders, sales orders and vendor supply contracts); (d) between Seller and any Government Authority;
(e) providing for the services of dealers, distributors, sales representatives or similar representatives; (f) relating to the ownership, use or licensing of any patents, trademarks, trade names, brand names, copyrights, inventions, processes, know-how, formulae, trade secrets or other proprietary rights; and
(g) which are material to the Optoelectronics Business.

          Except as disclosed on Schedule 4.11 hereto, all of the Contracts constitute legal, valid and binding obligations of the respective parties thereto, are in full force and effect, and neither Seller, nor, to Seller's Knowledge, any other party thereto has violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of any Contract, the termination of which could have a Material Adverse Effect. Correct and complete copies of all written Contracts disclosed on Schedule 4.11 have been made available to Buyer.

          4.12 Inventory. Except as disclosed on Schedule 4.12 hereto: (i) all Inventories reflected on the most recent balance sheet contained in the Financial Statements or acquired since the date thereof, net of reserves, are and will at the Closing Date, consist of items of a quality and quantity usable and salable in the ordinary course of the Optoelectronics Business as first quality goods; (ii) each item of Inventory reflected on the Financial Statements and the books and records of Seller is valued at the lower of cost or market in accordance with GAAP, and Seller has recognized all loss resulting from the obsolescence, physical deterioration, changes in prices, discontinuation of product lines or any other change resulting in a valuation of any item of Inventory at below cost; (iii) all Inventories which may not reasonably be expected to be used or sold within twelve (12) months have been classified as noncurrent assets and have been reported as such in the Financial Statements; and (iv) Seller has, and on the Closing Date will have, sufficient amounts of Inventory to conduct the business of the Optoelectronics Business and such amounts are consistent with its past practices.

          4.13 Litigation. Except as disclosed in Schedule 4.13, there are no lawsuits, proceedings, claims or governmental investigations pending or, to Seller's Knowledge, threatened against, or involving, Seller, any of its properties or assets, or any officers or directors of Seller, and there is no basis known to Seller for any such action, which in each case could have a Material Adverse Effect. Except as set forth in Schedule 4.13, there are no judgments, consents, decrees, injunctions, or any other judicial or administrative mandates outstanding against Seller which could have a Material Adverse Effect.

          4.14 Insurance. Schedule 4.14 contains a description of all insurance coverages maintained by Seller with respect to the Optoelectronics Business specifying: (a) the insurer, (b) the amount of coverage, (c) the type of insurance, (d) the policy number, and (e) any currently pending claims thereunder or any claims asserted thereunder or under similar policies since January 1, 1995) maintained by or on behalf of Seller on its properties, assets, business or personnel. All such policies are (and through the Closing Date will continue to be) in full force and effect, and Seller is not in default in any material respect with respect to any provision contained in such insurance policies, nor has Seller failed to give any notice or present any claim thereunder in due and timely fashion.

          Except as disclosed on Schedule 4.14 hereto, all such insurance is in such amounts and against such risks as are usual and customary and adequate to protect the Optoelectronics Business and the assets and properties used in connection therewith. At no time has Seller been denied any insurance or indemnity bond coverage which it has requested, or received any written notice from or on behalf of any insurance carrier presently providing insurance relating to it that (i) insurance rates may or will be substantially increased;
(ii) policies presently in effect will be canceled or will not be renewed; or
(iii) material alterations to any of the properties or business operations of Seller are necessary or required by such carrier. None of such insurance policies are subject to retroactive premium adjustment in respect of prior periods.

          4.15 Employment and Labor Matters. Schedule 4.15 hereof contains a list of the names of each employee of the Optoelectronics Business, together with their current annual salary and total compensation for the 1998 and 1999 calendar years.

          Except as disclosed on Schedule 4.15, Seller is not a party to or is otherwise bound by any contract, agreement or collective bargaining agreement with any labor union or organization or other commitment respecting employment or compensation of any of their respective officers, directors, agents or employees, and no employees of Seller are represented by any labor union or similar organization.

          Except as set forth on Schedule 4.15, there are no charges or complaints involving any federal, state or local civil rights enforcement agency or court; complaints or citations under the Occupational Safety and Health Act or any state or local occupational safety act or regulation; unfair labor practice charges or complaints with the National Labor Relations Board; or other claims, charges, actions or controversies pending, or, to Seller's Knowledge, threatened or proposed, involving Seller and any employee, former employee or any labor union or other organization representing or claiming to represent such employees' interests, which could have a Material Adverse Effect.

          Except as disclosed on Schedule 4.15 hereto, Seller is and has heretofore been in compliance in all material respects with all laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, the sponsorship, maintenance, administration and operation of (or the participation of its employees in) employee benefit plans and arrangements and occupational safety and health programs, and Seller is not engaged in any violation of any law, rule or regulation related to employment, including unfair labor practices or acts of employment discrimination, which could have a Material Adverse Effect.

          4.16 Employee Benefits. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy to which Seller makes premium payments, whether or not such party is the owner, beneficiary or both of such policy), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment (including without limitation, any pension plan ("Pension Plan") as defined in Section 3(2) of ERISA, and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan"), whether any of the foregoing is funded, insured or self-funded, written or oral, (a) to which Seller is a party or by which Seller (or any of its rights, properties or assets) is bound, or (b) with respect to which Seller has made any payments, contributions or commitments since December 31, 1992, or may otherwise have any liability (whether or not any such party still maintains such plan, trust, arrangement, contract, agreement, policy or commitment). With respect to the Employee Plans:

                  (a) There are no Employee Plans or any employees entitled to retiree benefits under any Welfare Plans except as disclosed in
         Schedule 4.16, and true and correct copies of such Employee Plans have been furnished to Buyer.

                  (b) True and correct copies of all employee manuals or written statements of policy relating to the employment of employees of Seller, if any, have been furnished to Buyer.

                  (c) Seller has not received any notice to correct any material violation of any applicable laws, rules or regulations relating to any of said plans, programs or policies described in Schedule 4.16 or the manner in which they are administered, with which it has not complied; and the provisions and operations of all such plans, programs and policies are in substantial compliance with applicable laws and governmental rules and regulations.

                  (d) Seller does not maintain or contribute to, nor at any time maintained or contributed to, a "defined benefit plan" within the meaning of Section 3(35) of ERISA. Seller does not maintain nor has it had an obligation to contribute to any multiemployer plan (within the meaning of Section 3(37) of ERISA). Seller does not maintain any employee welfare benefit plan (as described in Section 3(1) of ERISA) except as set forth in Schedule 4.16. Each employee benefit plan (within the meaning of Section 3(3) of ERISA) and each related trust, insurance contract or fund maintained by, or contributed to, by Seller has complied in form and operation with all filings, reporting, disclosure and other requirements of ERISA and, to the extent applicable, the Code, except where the failure to so comply would not have a Material Adverse Effect. Neither Seller nor any of its officers or directors has engaged in any transaction in violation of the prohibited transactions provisions set forth in Section 4975 of the Code or Section 406 of ERISA, which would be reasonably likely to result in material liability to any such party.

                  (e) All required reports and descriptions (including Form 5500 annual reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed or distributed appropriately with respect to each Employee Plan. The requirements of COBRA have been met with respect to each Welfare Plan.

                  (f) All contributions (including employer contributions and employee salary reduction contributions) which are due have been paid to each Pension Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Pension Plan. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each Welfare Plan.

                  (g) There is no Employee Plan that is a Welfare Plan, the benefits under which are not provided exclusively from the assets of Seller or through insurance contracts.

                  (h) The financial and actuarial statements, if any, for each Employee Plan reflect in all material respects the financial condition and funding of the Employee Plans as of the date of such financial and actuarial statements, and no change has occurred with respect to the financial condition or funding of the Employee Plans since the date of such financial and actuarial statements which change would have a Material Adverse Effect.

                  (i) Except as disclosed in Schedule 4.16, Seller has not incurred, and has not taken any actions that would cause to occur, a "complete withdrawal" or "partial withdrawal", as defined in Sections 4203(a) and 4205(a), respectively, of ERISA, from any multiemployer pension plan as to which Seller contributes, has contributed or has had an obligation to contribute. Except as disclosed in Schedule 4.16, Seller has not received from the sponsor of a multiemployer pension plan any notice of, or any notice relating to, withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA relating to such plan.

          4.17 Intellectual Property. Schedule 4.17 hereto lists and identifies correctly and completely the current interests of Seller in (i) all patents, trademarks, service marks, copyrights (whether or not registered) and registrations and applications therefor, trade names, trade secrets, confidential know-how, designs, inventions, software, formulae and similar proprietary information owned or used in or in any way relating to the Optoelectronics Business ("Intellectual Property Rights"); and (ii) all licenses, franchise agreements and other similar agreements relating to any of the foregoing or otherwise owned, used in or in any way relating to the Optoelectronics Business ("Licenses").

          Except as indicated in Schedule 4.17, Seller is the sole and exclusive owner thereof, free and clear of all liens, claims, charges, mortgages, pledges, security interests and has the sole and exclusive right to use all designs, permits, labels, packages and displays used in connection therewith, and has all of the rights and interests described in Schedule 4.17 relating thereto, including but not limited to the right to receive the payments of fees and royalties described therein and the right to freely assign its interests. No other person or entity owns any right, title or interest not specified in
Schedule 4.17, or has any right to a royalty or payment of any kind from Seller with respect to any items set forth in Schedule 4.17 except as expressly stated therein. There has been no asserted claim or litigation challenging or threatening to challenge the right, title and interest of Seller with respect to any items set forth in Schedule 4.17.

          Except as disclosed in Schedule 4.17, to Seller's Knowledge, the operations and business of the Optoelectronics Business do not violate any rights of others in any of the items set forth in Schedule 4.17 and no further rights or licenses with respect thereto are required by Seller for the conduct of the Optoelectronics Business, and such rights of Seller are not being violated or infringed by others.

          Except as disclosed in Schedule 4.17 hereto, Seller is in full compliance with all Licenses, and, there are no defaults by other parties with respect to such Licenses. Such Licenses are valid and binding obligations of the respective parties thereto and are enforceable in accordance with their respective terms.

          The consummation of the transactions contemplated by the Agreement will not alter or impair any of Seller's rights with respect to any items set forth on Schedule 4.17.

          Seller has reviewed all areas of the business of the Optoelectronics Business which could be adversely affected by the "Year 2000 Problem" (that is, the risk that the computer applications used by Seller may be unable to recognize and perform properly date-sensitive functions involving dates after December 31, 1999). Schedule 4.17 sets forth all aspects of the Optoelectronics Business which will or may be affected by the Year 2000 Problem, and Seller's plans to remedy any known deficiencies. Based on such review, Seller believes that the Year 2000 Problem will not have a Material Adverse Affect on the Purchased Assets or the business of the Optoelectronics Business.

          4.18 Legal Compliance.

          (a) Except as disclosed on Schedule 4.18 hereto, Seller is not in violation of any law, regulation or order of any court or federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, laws, regulations, orders, restrictions and compliance schedules applicable to environmental standards, immigration, controls, wages and hours, civil rights and occupational health and safety) and Seller has not received any notice of claimed noncompliance.

          (b) Seller possesses or has applied for all governmental and other permits, licenses, consents, certificates, orders, authorizations and approvals, including Environmental Approvals (the "Approvals"), to own or hold under lease and operate its assets and properties and to carry on the Optoelectronics Business as now conducted. Seller has not received any notice of proceedings relating to the revocation or modification of any such Approvals which, singly or in the aggregate, if the subject of an unfavorable ruling or finding, could have a Material Adverse Effect. The Approvals are identified in Schedule 4.18. Seller is operating in substantial compliance with the provisions, terms and conditions of the Approvals.

          (c) Except as disclosed on Schedule 4.18, there are no export restrictions or other restrictions on the export or sale of any products (both current products and products under development) manufactured, distributed or sold by the Optoelectronics Business.

          (d) Except as disclosed on Schedule 4.18, no security clearance or similar approvals or authorizations from any Governmental Authority are required in connection with the conduct of the Optoelectronics Business.

          4.19 Transactions with Affiliates. Except as described in Schedule
4.19 hereto, no director or officer of Seller, nor any member of the immediate family of any such persons has any direct or indirect interest in (A) any assets or property which is owned or used by Seller in the conduct of the business of the Optoelectronics Business, or (B) any entity which does business with the Optoelectronics Business. For purposes of this section, no interest or transaction need be disclosed if it arises solely out of the ownership of two percent (2%) or less of the securities of a company that are registered pursuant to Section 12 of the Exchange Act.

          4.20 Environmental Matters. (a) Except as disclosed in Schedule 4.20:

               (i) Seller is in compliance with, and for the past three (3) years has been in compliance with, all applicable Environmental Laws and all Environmental Permits. All past non-compliance with Environmental Laws or Environmental Permits has been resolved without any pending, on-going or future obligation, cost or liability, and there is no requirement proposed for adoption or implementation under any Environmental Law or Environmental Permit that is reasonably expected to have a Material Adverse Effect.

               (ii) There are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, swamps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any real property owned, leased or occupied by Seller or, to Seller's Knowledge, on any property formerly owned, leased or occupied by, or on behalf of, Seller or the Optoelectronics Business.

               (iii) Hazardous Materials have not been Released on any real property owned, leased or occupied by Seller or, during its period of ownership, lease or occupancy, on any property formerly owned, leased or occupied by, or on behalf of, Seller or the Optoelectronics Business.

               (iv) Seller is not conducting, and has not undertaken or completed, any Remedial Action relating to any Release or threatened Release of Hazardous Materials at real property owned, leased or occupied by Seller or at any other site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law or Environmental Permit.

               (v) There is no asbestos or asbestos-containing material on any real property owned, leased or occupied by Seller.

               (vi) There are no Environmental Claims pending or threatened against Seller and, to Seller's Knowledge, there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including, without limitation, with respect to any off-site disposal location currently or formerly used by, or on behalf of, Seller or the Optoelectronics Business or any of its predecessors or with respect to any facilities previously owned, leased or occupied by Seller or the Optoelectronics Business.

               (vii) None of the real property owned, leased or occupied by Seller, or any property formerly owned, leased or occupied by Seller or the Optoelectronics Business is listed or proposed for listing, or adjoins any other property that is listed or proposed for listing, on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any analogous federal, state or local list.

          (b) Seller has provided MEI and Buyer with copies of all environmental assessment or audit reports and other similar studies or analyses relating to the real property owned, leased or occupied by Seller, or Seller's operations, as applicable.

          (c) Except as disclosed in Schedule 4.20, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will require any Remedial Action or notice to or consent of Governmental Authorities or any third party pursuant to any applicable Environmental Law or Environmental Permit.

          4.21 Product Liability/Warranties.

          (a) Except as disclosed in Schedule 4.21, there are no actions, suits, inquiries, proceedings or investigations by or before any Governmental Authority pending or, to Seller's Knowledge, threatened, against or involving Seller relating to any product alleged to have been manufactured or sold by Seller or the Optoelectronics Business and alleged to have been defective or improperly designed or manufactured, which, if adversely decided, could have, either individually or in the aggregate, a Material Adverse Effect.

          (b) Except as disclosed in Schedule 4.21, (i) no customer of the Optoelectronics Business has any right to return any products for credit or refund pursuant to any formal or informal policy or practice of Seller, and (ii) Seller has not given any express or implied warranties in connection with product sales by the Optoelectronics Business.

          4.22 Principal Customers and Suppliers. Schedule 4.22 sets forth a separate list of the ten (10) largest customers of the Optoelectronics Business in terms of sales during the 1998 calendar year, and the ten (10) largest suppliers to the Optoelectronics Business during the 1998 calendar year, showing in each case the approximate total sales and purchases by or from each such customer or supplier during such period; and comparable information for the nine
(9) months ended September 30, 1999.

          Except as disclosed on Schedule 4.22 hereto, since January 1, 1999, there has not been any material adverse change in the business relationship of Seller with any such named customer or supplier, or any other customer or supplier that is material to the Optoelectronics Business, and there are no other customers or suppliers, respectively, who accounted for more than 5% of sales or purchases, respectively, by the Optoelectronics Business during the period shown. To Seller's Knowledge, no client listed on Schedule 4.22 intends to cease purchasing from or dealing with MEI or Buyer after the Closing nor intends to alter in any material respect the amount of such purchases or the extent of dealings with Buyer after the Closing.

          4.23 Exchange Act Reports. Since January 1, 1997, Seller has filed all reports and other documents required to be filed by it with the SEC under the Exchange Act, including but not limited to proxy statements and reports on Form 10-K, Form 10-Q and Form 8-K (collectively, the "SEC Reports"). As of the respective dates they were filed with the SEC, the SEC Reports, including the documents incorporated by reference into such reports, complied in all material respects with the Exchange Act and the rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.24 Proxy Statement. The proxy statement to be sent to Seller's stockholders in connection with the Stockholders' Meeting (as hereinafter defined) (such proxy statement being referred to herein as the "Proxy Statement") shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to Seller's stockholders, and at the time of the Stockholders' Meeting, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which shall have become false or misleading. The Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

          4.25 Disclosure. No representation or warranty of Seller made hereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. Copies of all documents referred to herein or in the Schedules have been delivered or made available to Buyer, are true, correct and complete copies thereof, and include all amendments, supplements or modifications thereto or waivers thereunder. Except as expressly set forth in this Agreement and the Schedules, Seller has no knowledge of any facts which will or may reasonably be expected to have any Material Adverse Effect.

       5. REPRESENTATIONS AND WARRANTIES OF MEI AND BUYER.

          As an inducement for Seller to enter into this Agreement, MEI and Buyer, jointly and severally, represent and warrant to Seller as follows:

          5.1 Organization. Each of MEI and Buyer is a corporation duly organized and existing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as now conducted. Each of MEI and Buyer is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of its activities or the ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect upon their respective properties, assets, financial condition, results of operation or business prospects.

          5.2 Authorization. Each of MEI and Buyer has all requisite power and authority to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by MEI and Buyer pursuant hereto and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and all other agreements and documents to be executed and delivered by MEI and Buyer pursuant hereto, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on each of MEI's and Buyer's part and this Agreement and all other agreements and documents to be executed and delivered by MEI and Buyer pursuant hereto constitute the valid and binding agreements of MEI and Buyer, enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to general principles of equity and to bankruptcy, insolvency and similar laws affecting creditors' rights generally).

          5.3 No Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting, or result in the creation or imposition of any security interest, lien, or other encumbrance upon any of the assets of MEI or Buyer under: (a) any term or provision of the certificate of incorporation or by-laws of MEI or Buyer; (b) any judgment, decree, order, regulation or rule of any court or governmental authority; (c) any statute or law; (d) any contract, agreement, indenture, lease or other commitment to which MEI or Buyer is a party or by which it is bound; or (e) cause any material change in the rights or obligations of any party under any such contract, agreement, indenture, lease, or other commitment.

          No consent of, or notice to, any federal, state or local authority, or any other person or entity is required to be obtained or made by MEI or Buyer in connection with the execution, delivery and performance of this Agreement and the other agreements and documents to be executed, delivered and performed by MEI or Buyer pursuant hereto.

       6. COVENANTS OF SELLER.

          6.1 Conduct of Business Prior to Closing.

          (a) Seller covenants and agrees that, with respect to the Optoelectronics Business, between the date hereof and the Closing, Seller will conduct the Optoelectronics Business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, Seller will, with respect to the Optoelectronics Business, (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) use its best efforts to (A) preserve intact its business organizations and the business organizations of the Optoelectronics Business, (B) keep available to Buyer the services of employees of the Optoelectronics Business, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained by Seller with respect to the Optoelectronics Business, and (D) preserve its current relationships with its customers, suppliers, and other persons with which it has significant business relationships; (iii) not enter into any contract or agreement with respect to the Optoelectronics Business which involves amounts in excess of $20,000 or which is not cancelable without penalty or further payment on more than thirty (30) days notice, without MEI's prior written consent, or (iv) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of Seller to be untrue or result in a breach of any covenant by Seller in this Agreement.

          (b) Seller covenants and agrees that, prior to the Closing, without MEI's prior written consent, Seller will refrain from doing any of the things enumerated in items (b) through (f) of the second sentence of Section 4.7 hereof.

          6.2 Investigation. From the date hereof until the Closing, Seller shall at all reasonable times allow MEI and its representatives full access during normal business hours to all offices, operations, equipment, property, books, contracts, commitments, records and affairs of Seller for the purpose of familiarizing themselves with the operation and conduct of all aspects of the business of the Optoelectronics Business and for the purpose of reasonable inspection, examination, audit, counting and copying; provided such access shall not unreasonably interfere with the operation of the Optoelectronics Business. All information and documents provided by Seller to MEI in the course of such investigation by MEI shall be subject to the terms of that certain Confidentiality Agreement dated as of July 6, 1999 between MEI and Seller (the "Confidentiality Agreement").

          6.3 Stockholders Meeting. Seller, acting through its board of directors, shall, in accordance with applicable Law and Seller's certificate of incorporation and by-laws, (i) duly call, give notice of, convene and hold a meeting of its stockholders as soon as practicable following the date hereof for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Stockholders' Meeting"), and (ii) except as required by its fiduciary duties under applicable Law after having received advice from outside legal counsel: (a) include in the Proxy Statement the recommendation of Seller's board of directors that Seller's stockholders approve and adopt this Agreement and the transactions contemplated hereby, (b) not subsequently withdraw, modify or change in any manner adverse to MEI or Buyer such recommendation, and (c) use its best efforts to obtain such approval and adoption.

          6.4 Proxy Statement.

          (a) As promptly as practicable after the execution of this Agreement, Seller (i) will prepare and file with the SEC the Proxy Statement relating to the Stockholders' Meeting to be held to consider approval of this Agreement and the transactions contemplated hereby; and (ii) mail the Proxy Statement to its stockholders.

          (b) The Proxy Statement shall include the recommendations of Seller's board of directors to Seller's stockholders in favor of approval of this Agreement and the transactions contemplated hereby; provided, however, that Seller's board of directors may, prior to the Stockholders' Meeting, withdraw, modify or change any such recommendation only as required by its fiduciary duties under applicable Law after having received advice from outside legal counsel; provided further, that notwithstanding anything to the contrary contained in this Agreement, such a withdrawal, modification or change in such recommendation shall not relieve Seller in any way whatsoever of its other obligations under Section 6.3 or 6.4(a) of this Agreement.

          (c) Seller shall promptly advise MEI and Buyer of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

          6.5 Regulatory Authorizations; Notices and Consents.

          (a) Seller shall use its best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, including, without limitation, approvals of the contracting officer under all government contracts, and will cooperate fully with MEI and Buyer in promptly seeking to obtain all such authorizations, consents, orders and approvals.

          (b) Seller shall give promptly such notices to third parties and use its best efforts to obtain such third party consents and estoppel certificates as MEI and Buyer may in their sole discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

          (c) MEI and Buyer shall cooperate and use all Reasonable Efforts to assist Seller in giving such notices and obtaining such consents and estoppel certificates; provided, however, that MEI and Buyer shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which MEI or Buyer in their sole discretion may deem adverse to their interests or the Optoelectronics Business.

          (d) The parties agree that, in the event any consent, approval or authorization which is necessary to effect the assignment of any right or agreement the benefit of which is to be acquired by Buyer pursuant to this Agreement is not obtained prior to the Closing, Seller will, subsequent to the Closing, cooperate with MEI and Buyer in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, (i) this Agreement shall not constitute or be deemed to be a contract to assign the same if an attempted assignment without such consent, approval or authorization would constitute a breach of such right or agreement or create in any party thereto the right or power to cancel or terminate such right or agreement, and (ii) Seller shall use its best efforts to provide Buyer with the rights and benefits of the affected right or agreement, and, if Seller provides such rights and benefits, Buyer shall assume the obligations and burdens thereunder.

          6.6 Notice of Developments. Prior to the Closing, Seller shall promptly notify MEI and Buyer in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which may constitute a material breach of a representation or warranty or covenant of Seller in this Agreement or which have the effect of making any representation or warranty of Seller in this Agreement untrue or incorrect in any material respect, and (ii) all other material developments affecting assets, liabilities, financial condition, operations, results of operations, customer or supplier relations, employee relations, or future prospects of Seller or the Optoelectronics Business.

          6.7. Schedules. From time to time prior to the Closing Date, Seller will promptly supplement or amend any Schedules provided for in this Agreement
(i) if any matter arises hereafter which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in any such Schedule, or (ii) if it becomes necessary to correct any information in any such Schedule which has become inaccurate; provided, however, that no such supplement or amendment to any Schedule shall be considered in determining satisfaction of the conditions set forth in Section 7.1.1 of this Agreement.

          6.8 No Solicitation or Negotiation. Seller agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, none of Seller nor any of its Affiliates, directors, officers, representatives or agents will (a) solicit, initiate, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of Seller's capital stock (other than the exercise of stock options under Seller's employee stock option plans) or any material assets of Seller, including, without limitation, the assets of the Optoelectronics Business (other than inventory to be sold in the ordinary course of business consistent with past practice), (ii) to enter into any business combination with Seller, (iii) to enter into any other extraordinary business transaction involving or otherwise relating to Seller or the Optoelectronics Business, or (iv) except as required by the fiduciary duties of Seller's board of directors, relating to (x) any acquisition or purchase of, or tender offer for, all or any portion of Seller's equity securities, or (y) any merger, consolidation or business combination with Seller, or (z) any other extraordinary business transaction involving or otherwise relating to Seller (any of the events described in (i), (ii), (iii) and (iv), being an ("Acquisition Proposal")); or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek or to consummate an Acquisition Proposal. Seller immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. Seller shall promptly (within 24 hours) notify MEI and Buyer if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to MEI and Buyer, indicate in reasonable detail the identify of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. Seller agrees not to, without MEI's prior written consent, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which Seller is a party.

          6.9 Closing Conditions. Seller agrees to use its best efforts to satisfy the conditions to MEI's and Buyer's obligation to consummate the transactions contemplated by this Agreement set forth in Section 7.1 hereof.

       7. CONDITIONS TO CLOSING.

          7.1 Conditions to MEI's and Buyer's Obligations. The obligations of MEI and Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions:

              7.1.1 Representations and Warranties. All representations and warranties made by Seller contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date, and Seller shall have duly performed or complied with all of the obligations to be performed or complied with it under the terms of this Agreement on or prior to Closing.

              7.1.2 Certificate. Seller shall have delivered to MEI and Buyer a certificate dated as of the Closing Date certifying that: (a) all of the representations and warranties made by them under this Agreement and the Schedules hereto are accurate, true and complete in all material respects, and
(b) all of the covenants, obligations and conditions to be performed as of the Closing on its part under this Agreement have been duly performed.

              7.1.3 Opinion. Buyer shall have received from James W. Spindler, Esq., counsel to Seller, an opinion of such counsel, dated the Closing Date, in the form attached hereto as Exhibit B.

              7.1.4 Consents and Approvals. All material authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby, all as so indicated in Schedule 4.4, shall have been obtained, and Seller shall have obtained any authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement to prevent a material breach or default by Seller under any contract to which it is a party or for the continuation of any agreement to which it is a party and which relates and is material to the Optoelectronics Business.

              7.1.5 No Material Adverse Change. There shall have occurred no material adverse change (whether or not covered by insurance) in the assets, financial condition or business prospects of Seller or the Optoelectronics Business.

              7.1.6 Lien Releases. Seller shall have obtained appropriate UCC termination statements and/or releases for all liens and other encumbrances relating to the Purchased Assets.

              7.1.7 No Proceeding. No suit, action or other proceeding or investigation shall to the knowledge of any party hereto be threatened or pending before any Governmental Authority questioning the legality of this Agreement or the consummation of the transactions contemplated hereby, in whole or in part.

              7.1.8 Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of Seller's stockholders in accordance with applicable Law and Seller's certificate of incorporation and by-laws.

              7.1.9 Government Contracts. Seller shall have executed and delivered to Buyer a sub-contract for each government contract listed on
Schedule 4.11 hereto, in substantially the form attached hereto as Exhibit C.

              7.1.10 Sub-Lease Agreement. Seller shall have executed and delivered to Buyer a Sub-Lease for a portion of Seller's facility in Bedford, Massachusetts, in the form attached hereto as Exhibit D (the "Sub-Lease Agreement").

              7.1.11 Employee Transfer Agreement. Seller shall have executed and delivered to Buyer an Employee Transfer Agreement in the form attached hereto as Exhibit E.

              7.1.12 Non-Competition Agreement. Roger G. Little shall have executed and delivered to MEI and Buyer a Non-Competition Agreement, in the form attached hereto as Exhibit F.

              7.1.13 Services Agreement. Seller shall have executed and delivered to Buyer a Services Agreement, in the form attached as Exhibit G hereto.

              7.1.14 Closing Documents. The following documents shall have been delivered to MEI and Buyer:

               (a) Bill of Sale. A bill of sale for the assignment, transfer and conveyance of the Purchased Assets from Seller to Buyer, in form and substance reasonably acceptable to MEI's counsel.

               (b) Patent Assignments. Assignments for the patents and other intellectual property rights included in the Purchased Assets from Seller to Buyer, in form and substance reasonably acceptable to MEI's counsel.

               (c) Certified Charter. A true and complete copy of Seller's certificate of incorporation of Seller, certified by its jurisdiction of incorporation.

               (d) Secretary's Certificate. True and complete copies of the bylaws of Seller and the resolutions of the board of directors of Seller authorizing the execution, delivery and performance of this Agreement, certified by its Secretary.

               (e) Good Standings. Certificates of legal existence and good standing dated within ten (10) days prior to the Closing Date for Seller from its jurisdiction of incorporation and each jurisdiction in which it is qualified to do business.

               (f) Other. Such other documents as counsel for MEI and Buyer may reasonably request.

          7.2 Conditions to Seller's Obligations. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

              7.2.1 Representations and Warranties. The representations and warranties of MEI and Buyer contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date, and MEI and Buyer shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to Closing.

              7.2.2 Certificate. MEI and Buyer shall have delivered to Seller a certificate of one of its duly authorized officers, dated as of the Closing Date certifying that: (a) all of the representations and warranties made by MEI and Buyer under this Agreement and the Schedules hereto are accurate, true and complete in all material respects, and (b) all of the covenants, obligations and conditions to be performed as of the

Closing on the part of MEI and Buyer under this Agreement have been duly performed.

              7.2.3 Opinion. Seller shall have received from Lord, Bissell & Brook counsel to MEI and Buyer, an opinion of such counsel, dated the Closing Date, in the form attached hereto as Exhibit H.

              7.2.4 Approvals. All material authorizations or approvals or other action required in connection with the execution, delivery and performance of this Agreement by MEI and Buyer, and the consummation by MEI and Buyer of the transactions contemplated hereby shall have been obtained.

              7.2.5 No Proceeding. No suit, action or other proceeding or investigation shall to the knowledge of any party hereto be threatened or pending before any Governmental Authority questioning the legality of this Agreement or the consummation of the transactions contemplated hereby, in whole or in part.

              7.2.6 Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of Seller's stockholders in accordance with applicable Law and Seller's certificate of incorporation and by-laws.

              7.2.7 Employee Transfer Agreement. Buyer shall have executed and delivered to Seller an Employee Transfer Agreement in the form attached hereto as Exhibit E.

              7.2.8 Consents and Approvals. All material authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby, all as so indicated in Schedule 4.4, shall have been obtained, and Seller shall have obtained any authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement to prevent a material breach or default by Seller under any contract to which it is a party or for the continuation of any agreement to which it is a party and which relates and is material to the Optoelectronics Business.

              7.2.9 Closing Documents. The following documents shall have been delivered to Seller:

               (a) Purchase Price. The Purchase Price payable at Closing in accordance with Section 2.1 hereof.

               (b) Assumption Agreement. An agreement for the assumption by Buyer of the Assumed Liabilities, in form and substance reasonably acceptable to Seller's counsel.

               (c) Certified Charter. A true and complete copy of the certificate of incorporation of MEI and Buyer, certified by its jurisdiction of incorporation.

               (d) Secretary's Certificate. True and complete copies of the bylaws of MEI and Buyer and the resolutions of the board of directors of MEI and Buyer authorizing the execution, delivery and performance of this Agreement, certified by its Secretary.

               (e) Good Standing. Certificate of legal existence and good standing dated within ten (10) days prior to the Closing Date for MEI and Buyer from the jurisdiction of its incorporation.

               (f) Other. Such other documents as counsel for Seller may reasonably request.

       8. TERMINATION.

          8.1 Termination. This Agreement may be terminated at any time prior to Closing as follows:

          (a) By MEI and Buyer if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that may be expected to result in a Material Adverse Effect, or (ii) Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

          (b) By MEI and Buyer, upon a material breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue, in either case, such that the conditions set forth in Section 7.1.1 hereof would not be satisfied; or

          (c) By Seller upon a material breach of any representation, warranty, covenant or agreement on the part of MEI and Buyer set forth in this Agreement, or if any representation or warranty of MEI and Buyer shall have become untrue, in either case such that the conditions set forth in Section
7.2.1 would not be satisfied; or

          (d) By either MEI and Buyer or Seller if the conditions precedent to their respective obligations under Section 7.1 and 7.2 hereof have not been met and the Closing shall not have occurred by December 31, 1999; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

          (e) By either MEI and Buyer or Seller if, at such time as this Agreement is submitted for approval to a vote of Seller's stockholders, Seller's stockholders vote against approval and adoption of this Agreement; or

          (f) By either MEI and Buyer or Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (g) By the mutual written consent of all of the parties hereto.

          8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1 above, this Agreement shall forthwith become void and no party to this Agreement shall have any liability or further obligation to any other party hereto, except as provided in Section 8.3 below.

          8.3 Fees and Expenses; Damages.

          (a) If this Agreement is terminated by MEI and Buyer or Seller pursuant to Section 8.1(e) and at or prior to the time of the failure of Seller's stockholders to approve the Agreement, an Acquisition Proposal shall have been made public, then, in any such event, Seller shall pay to MEI and Buyer promptly (but in no event later than two (2) business days after such event shall have occurred) a fee of $1,500,000 (the "Fee"), which amount shall be payable in immediately available funds.

          (b) If this Agreement is terminated by Seller for any reason (other than pursuant to Section 8.1(e)), then MEI and Buyer shall reimburse Seller (not later than two (2) business days after submission of statements therefor) for all out-of-pocket fees and expenses incurred by Seller in connection with its preparation and mailing of the Proxy Statement and its securing a fairness opinion with respect to the transactions contemplated by this Agreement, up to a maximum of $150,000, in the aggregate. For the avoidance of doubt, Seller shall not be entitled to reimbursement for such fees and expenses if this Agreement is terminated by MEI and Buyer pursuant to Sections 8.1(a), (b), (d), (e), (f), or
(g) hereof.

          (c) If prior to the termination of this Agreement, MEI and Buyer, on one hand, or Seller, on the other hand, fails to consummate the transactions contemplated by this Agreement after the fulfillment at or prior to Closing of all of the closing conditions applicable to MEI and Buyer or Seller, as the case may be, then the party who fails to consummate the transactions contemplated by this Agreement shall be liable to the other party for its actual damages due to the other party's breach of this Agreement, up to a maximum amount of $1,500,000.

       9. INDEMNIFICATION.

          From and after the Closing, the parties shall be indemnified as set forth below.

          9.1 Indemnification of MEI and Buyer. For a period of twelve (12) years after the Closing Date, Seller covenants and agrees with MEI and Buyer that it shall reimburse and indemnify and hold MEI and Buyer and their respective directors, officers, employees and agents (the "Buyer Indemnified Parties") harmless from, against and in respect of any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, costs and expenses, (including, without limitation, reasonable attorneys' fees) ("Claims") incurred by any of Buyer Indemnified Parties that result from:

               (a) any inaccuracy in or breach of any representations or warranties made by Seller in this Agreement, the Schedules or any other written statement, list, certificate or other instrument furnished to MEI or Buyer by or on behalf of Seller pursuant to this Agreement;

               (b) any nonfulfillment of any covenant or agreement of Seller under this Agreement;

               (c) any liabilities and obligations of Seller that are not Assumed Liabilities;

               (d) except as expressly provided in Section 3.1.3, any Taxes, payments or accruals for salaries, wages, bonuses, vacation, amounts payable under Employee Plans or otherwise to employees or agents of Seller, and other liabilities and obligations of Seller, in each case relating to and incurred with respect to the periods on or prior to the Closing Date, whether or not due or payable on or prior to the Closing Date;

               (e) any claims or litigation matters which relate or are due to the conduct of the Optoelectronics Business on or prior to the Closing Date, including, without limitation, the claims described in Schedule
         4.13 hereto;

               (f) any liabilities or obligations under any government contracts which relate or are due to Seller's performance (or non-performance) under such contracts on or prior to the Closing Date, including, without limitation, any amounts due as a result of audits of such government contracts for such period;

               (g) any warranty claims, product recall, product liability or strict liability, arising from the shipment of goods occurring on or prior to the Closing Date (whether or not such claim is then asserted);

               (h) the failure to comply with statutory provisions relating to bulk sales and transfers, if applicable;

               (i) any fees, expenses or other payments incurred or owed by Seller to any brokers or comparable third parties (including, without limitation, OEM Capital Corp.) retained or employed by it or its Affiliates in connection with the transactions contemplated by this Agreement;

               (j) any claims made by a third party alleging facts which, if true, would entitle Buyer to indemnification pursuant to (a) through
         (i) above;

               (k) any failure of Seller to comply with its obligations under this Section 9.1; or

               (l) any fees or expenses (including without limitation, reasonable attorneys' fees) incurred by MEI or Buyer in enforcing its rights hereunder.

          9.2 Indemnification of Seller. For a period of twelve (12) years after the Closing Date, MEI and Buyer, jointly and severally, covenant and agree with Seller that they shall reimburse and indemnify and hold Seller and its directors, officers, employees and agents (the "Seller Indemnified Parties") harmless from, against and in respect of any and all Claims incurred by any of Seller Indemnified Parties that result from:

               (a) any inaccuracy in or breach of any representations or warranties made by MEI or Buyer in this Agreement, the Schedules or any other written statement, list, certificate or other instrument furnished to Seller by or on behalf of MEI or Buyer pursuant to this Agreement;

               (b) any nonfulfillment of any covenant or agreement of MEI or Buyer under this Agreement;

               (c) all liabilities and obligations of Seller that are Assumed Liabilities;

               (d) any fees, expenses or other payments incurred or owed by MEI or Buyer to any brokers or comparable third parties retained or employed by them or their affiliates in connection with the transactions contemplated by this Agreement;

               (e) any claims made by a third party alleging facts which, if true, would entitle Seller to indemnification pursuant to (a) through
         (d) above;

               (f) any failure of MEI or Buyer to comply with its obligations under this Section 9.2; or

               (g) any fees or expenses (including without limitation, reasonable attorneys' fees) incurred by Seller in enforcing its rights hereunder.

          9.3 Method of Asserting Claims. The party seeking indemnification (the "Indemnitee") will give prompt written notice to the other party or parties (the "Indemnitor") of any Claim which it discovers or of which it receives notice after the Closing and which might give rise to a claim by it against Indemnitor under Section 9 hereof, stating the nature, basis and (to the extent known) amount thereof; provided that failure to give prompt notice shall not jeopardize the right of any Indemnitee to indemnification unless such failure shall have materially prejudiced the ability of the Indemnitor to defend such Claim.

          In case of any Claim or suit by a third party or by any governmental body, or any legal, administrative or arbitration proceeding with respect to which Indemnitor may have liability under the indemnity agreement contained in this Section 9, Indemnitor shall be entitled to participate therein, and, to the extent desired by it, to assume the defense thereof, and after notice from Indemnitor to Indemnitee of the election so to assume the defense thereof, Indemnitor will not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation, unless Indemnitor does not actually assume the defense thereof following notice of such election. Indemnitee and Indemnitor will render to each other such assistance as may reasonably be required of each other in order to insure proper and adequate defense of any such suit, Claim or proceeding. If the Indemnitor actually assumes the defense of the Indemnitee, the Indemnitee will not make any settlement of any Claim which might give rise to liability of Indemnitor under the indemnity agreements contained in this Section without the written consent of Indemnitor, which consent shall not be unreasonably withheld, and the Indemnitor shall not agree to make any settlement of any Claim which would not include the unconditional release of the Indemnitee without the written consent of Indemnitee, which consent shall not be unreasonably withheld.

          9.4 Nature and Survival of Representations. All statements made by or on behalf of Seller herein or in the Schedules, shall be deemed representations and warranties of Seller, regardless of any investigation made by or on behalf of Buyer. The representations and warranties made by Seller, on the one hand, and by MEI and Buyer, on the other hand, under this Agreement shall survive the Closing (in the absence of a showing of willful and knowing misrepresentation or breach) until June 30, 2001, except that (i) the representations and warranties set forth in Section 4.8 (Taxes) and Section 4.16 (Employee Benefits) shall survive the Closing until ninety (90) days after the expiration of the applicable statute of limitations and (ii) representations and warranties set forth in Section 4.9 (Title) and Section 4.20 (Environmental Matters) shall survive indefinitely.

          9.5 Limitation on Aggregate Claims. Notwithstanding any other provision herein to the contrary, no Claims may be asserted by any party on the basis of breaches of representations and warranties pursuant to Sections 9.1(a) and 9.2(a) of this Agreement until the aggregate amount of all such Claims of such party shall exceed $25,000 (the "Threshold Amount"), at which time the party seeking indemnification shall be entitled to recover the full Threshold Amount plus all amounts in excess thereof; provided that Claims based upon Sections 9.1(b) through (k), Sections 9.2(b) through (g) and Claims based upon a breach of the representations and warranties set forth in Sections 4.8 (Taxes),
4.16 (Employee Benefits), and 4.20 (Environmental Matters) of this Agreement, shall not be subject to the limitations in this Section 9.5.

       10. OTHER AGREEMENTS

          10.1 Noncompetition.

          (a) By Seller. For a period ending five (5) years after the Closing Date, neither Seller nor any of its Affiliates shall without the prior written consent of MEI, engage in any business which competes with the Optoelectronics Business as operated by MEI and Buyer, directly or indirectly, as an owner, consultant, manager, associate, partner, agent or otherwise, or by means of any corporate or other device anywhere in the World (such geographic area is hereafter referred to as the "Territory"); nor shall Seller nor any of its Affiliates for such period and in the Territory solicit orders, directly or indirectly, from any customer of MEI or Buyer for any products or services substantially similar to those manufactured, distributed and sold by the Optoelectronics Business, as operated by MEI and Buyer, as an owner, consultant, manager, associate, partner, agent or otherwise, or by means of any corporate or other device; nor shall Seller nor any of its Affiliates for such period solicit for employment or employ any employee of the Optoelectronics Business who accepted employment with MEI or Buyer after the Closing Date and was employed by MEI or Buyer during the previous twelve (12) months.

          Seller further covenants and agrees that it shall not and it shall not permit any of its Affiliates, directly or indirectly, to use for its own behalf or on behalf of any third party or divulge to any third party any confidential information or trade secrets of the Optoelectronics Business. As used herein, confidential information shall consist of all information, knowledge or data in tangible or intangible form including personal files and notes, relating to the conduct of the Optoelectronics Business (including without limitation all trade secrets, designs, inventions, know-how, proprietary and business information, customer and prospective customer lists, prices and trade practices) which is not presently in the public domain, or is not otherwise published or publicly available, unless published or made public through no fault of Seller.

          MEI and Buyer acknowledge and agree that the restrictions set forth in this Section 10.1(a) shall not restrict the activities of (a) Seller's terrestrial photovoltaic business relating to terrestrial solar cells and related components thereof, and (b) Seller's biomedical business relating to implanted biomedical devices and related instrumentation or components thereof.

         (b) By MEI and Buyer. For a period ending five (5) years after the Closing Date, neither MEI, Buyer, nor any of their Affiliates shall without the prior written consent of Seller, engage in any business which competes with Seller's terrestrial photovoltaic or biomedical businesses, as currently conducted, directly or indirectly, as an owner, consultant, manager, associate, partner, agent or otherwise, or by means of any corporate or other device anywhere in the World; nor shall MEI and Buyer nor any of their Affiliates for such period and in the Territory solicit orders, directly or indirectly, from any customer of Seller for any products or services substantially similar to those manufactured, distributed and sold by Seller's terrestrial photovoltaic or biomedical businesses, as an owner, consultant, manager, associate, partner, agent or otherwise, or by means of any corporate or other device; nor shall MEI, Buyer nor any of their Affiliates for such period solicit for employment or employ any person who was employed by Seller's terrestrial photovoltaic or biomedical businesses during the previous twelve (12) months.

          (c) Each party acknowledges that the restrictions contained in this
Section 10.1 are reasonable and necessary to protect the legitimate interests of the other party hereto, do not cause it undue hardship, and that any violations of any provision of this
Section 10.1 by a party will result in irreparable injury to the other parties hereto and that, therefore, each party shall be entitled to preliminary and permanent injunctive relief in any court of competent jurisdiction and to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which a party may be entitled. In the event that any court having jurisdiction shall determine that the foregoing restrictive covenant or other provisions shall be unreasonable or unenforceable in any respect, then such covenant and other provisions shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect.

       11. GENERAL PROVISIONS.

          The parties further covenant and agree as follows:

          11.1 Entire Agreement. This Agreement and the other agreements and documents referred to herein and the Confidentiality Agreement set forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof, including, without limitation, the Letter of Intent dated October 7, 1999 between MEI and Seller, are merged into and superseded by this Agreement, provided that the obligations of the parties under the Confidentiality Agreement shall remain in effect until the Closing shall have occurred at which time such obligations shall terminate.

          11.2 Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof but only by a written notice signed by the party or parties waiving such terms or conditions.

          11.3 Amendments. This Agreement may be amended, supplemented or interpreted at any time only by written instrument duly executed by each of the parties hereto.

          11.4 Expenses. Except as set forth in Sections 2 and 8.3 hereof, the parties shall each pay its or their own expenses, including, without limitation, the expenses of its or their own counsel, investment bankers and accountants, incurred in connection with the preparation, execution and delivery of this Agreement and the other agreements and documents referred to herein and the consummation of the transactions contemplated hereby and thereby.

          All expenses of the parties in enforcing any of the provisions of this Agreement and the other agreements and documents referred to herein, including reasonable attorneys' fees, shall be borne by the party who may be found in default or noncompliance with the provisions of this Agreement and the other agreements and documents referred to herein.

          11.5 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be by hand-delivery, certified or registered mail, return receipt requested; telecopier, or air courier to the parties set forth below. Such notices shall be deemed given: at the time personally delivered, if delivered by hand; at the time received if sent certified or registered mail; when receipt is acknowledged by facsimile equipment if telecopied and if a copy is also promptly mailed by certified or registered mail; and the fifth (5th) business day after timely delivery to the courier, if sent by air courier.

                  If to MEI         Methode Electronics, Inc.
                  or Buyer:         7444 W. Wilson Avenue
                                    Chicago, Illinois 60656-4549
                                    Attention: Mr. Kevin J. Hayes
                                    Telephone: 708-867-9600
                                    Telecopier: 708-867-3288

                  Copy to:          Lord, Bissell & Brook
                                    115 South LaSalle Street
                                    Chicago, Illinois 60603
                                    Attention: James W. Ashley, Jr., Esq.
                                    Telephone: 312-443-0700
                                    Telecopier: 312-443-0336

                  If to Seller:     Spire Corporation
                                    One Patriots Park
                                    Bedford, Massachusetts 01730-2396
                                    Attention: Mr. Roger G. Little
                                    Telephone: 781-275-6000
                                    Telecopier: 781-687-9774

                  Copy to:          James W. Spindler, Esq.
                                    Counselor at Law
                                    66 Weston Road
                                    Lincoln, Massachusetts 01773
                                    Telephone: 781-259-9832
                                    Telecopier: 781-259-9846

          11.6 Assignment. Neither this Agreement nor any of the rights and obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

          11.7 Commissions and Finder's Fees. MEI and Buyer, jointly and severally, on the one hand, and Seller on the other hand, represent and warrant that none of them has retained or used the services of any individual, firm or corporation in such manner as to entitle such individual, firm or corporation to any compensation for brokers' or finders' fees with respect to the transactions contemplated hereby for which the other may be liable.

          11.8 Severability. In the event that any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

          11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.10 Headings. The headings of the Sections and the subsections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

          11.11 Instruments of Further Assurance. Each of the parties hereto agrees, upon the request of any of the other parties hereto, from time to time to execute and deliver to such other party or parties all such instruments and documents of further assurance or otherwise as shall be reasonable under the circumstances, and to do any and all such acts and things as may reasonably be required to carry out the obligations of such requested party hereunder.

          11.12 Publicity. No notices to third parties or other publicity, including press releases, concerning any of the transactions provided for herein shall be made by any party hereto unless planned and coordinated jointly among the parties hereto, except to the extent otherwise required by law.

          11.13 No Third Party Beneficiaries. Nothing in this Agreement is intended nor shall it be construed to give any person, firm, corporation or other entity, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provisions hereof.

          11.14 Waiver of Trial by Jury. The parties hereby knowingly, voluntarily and intentionally waive any right they may have to a trial by jury in respect to any litigation arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. This provision is a material inducement for MEI, Buyer and Seller entering into this Agreement.

          11.15 Cumulative Remedies. Except as otherwise expressly provided in this Agreement, all rights and remedies of the parties hereto are cumulative of each other and of every other right or remedy such parties may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

          11.16 Governing Law. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Delaware, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and year first above written.

METHODE ELECTRONICS, INC.                   SPIRE CORPORATION

By:____________________________             By:____________________________
Name: _________________________             Name: _________________________
Title: ________________________             Title: ________________________


METHODE MASSACHUSETTS, INC.

By:____________________________
Name: _________________________
Title: ________________________

                             APPENDIX OF DEFINITIONS
                             -----------------------

         The following definitions shall be applicable for purposes of the Agreement except as otherwise specifically provided to the contrary in the text of the Agreement.

         "Affiliates" of a person shall mean any person or entity controlling, controlled by or under common control with that person. "Control" for this purpose shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or interests, by contract, or otherwise.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Environment" shall mean surface waters, groundwaters, surface water sediment, soil, subsurface strata, ambient air and other environmental medium.

         "Environmental Claims" shall mean any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Hazardous Material or arising from any alleged injury to threat of injury to health, safety or the Environment.

         "Environmental Law" shall mean any Law, rule or regulation, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the Environment, health, safety or natural resources or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

         "Environmental Permit" shall mean any permit, approval, identification number, license, or other authorization required to operate the Optoelectronics Business under any applicable Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time and applied consistently throughout the periods involved.

         "Governmental Authority" shall mean any United States federal, state or local or any non-U.S. government, governmental, regulatory or administrative authority, state enterprise, agency or commission or any court, tribunal, or judicial or arbitral body.

         "Hazardous Materials" shall mean (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (b) any other chemicals. materials, or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Laws.

         "Knowledge" The phrase "to Seller's knowledge" or similar phrases means those facts and circumstances known to a director, officer or key managerial employee of Seller, in each case after due inquiry by such persons to those employees of Seller who in the ordinary course of their duties would be reasonably likely to have knowledge of the facts or circumstances in question.

         "Law(s)" shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

         "Material Adverse Effect" shall mean any change or effect that is or could be materially adverse to the business, financial condition or results of operation or business prospects of Seller or the Optoelectronics Business, as presently conducted, or on the ability of Seller to execute this Agreement and consummate its obligations hereunder.

         "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or department, agency or political subdivision thereof).

         "Reasonable Efforts" shall mean the good faith effort that a person ordinarily would use, apply or exercise to protect his own rights and business, provided that when used in connection with the obtaining of a consent, approval or other act of an unaffiliated third person or governmental authority, "reasonable efforts" shall not require the commencement of litigation against or acquisition of control of such third person or the assets or obligations requiring such consent, the acceleration of payment of any indebtedness or the payment of money.

         "Release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, and the like into or upon any land or water or air or otherwise into the Environment.

         "Remedial Action" shall mean any investigation, assessment, monitoring, treatment, excavation, removal, remediation, or cleanup of Hazardous Materials in the Environment.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Subsidiary" shall mean any Person with respect to which a specified Person (or Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Taxes" shall mean all federal, state, local and foreign income, excise, property, sales, use, payroll, intangibles, franchise and other taxes and assessments of whatever nature, and all penalties and interest related thereto.